                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          CABOT OIL & GAS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                   [LOGO]
                         CABOT OIL & GAS CORPORATION





                                                                  March 25, 1997





Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Tuesday, May 6, 1997 at 10:00 a.m., local time, at The Ritz-Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas.

         The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information of each nominee and each director continuing in office.

         A report on the operations of the Company and its plans will be presented at the meeting. In addition, directors and officers of the Company will be present to respond to your questions.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.


                                        Sincerely,



                                        CHARLES P. SIESS, JR.
                                        Chairman of the Board,
                                        Chief Executive Officer and
                                        President

                          CABOT OIL & GAS CORPORATION



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1997



         The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the "Company"), a Delaware corporation, will be held in The Plaza Room, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas 77027, on Tuesday, May 6, 1997 at 10:00 a.m., for the following purposes:

         1. To elect three persons to the Board of Directors of the Company.

         2 To ratify the appointment of the firm of Coopers & Lybrand L.L.P., independent certified public accountants, as auditors of the Company for its 1997 fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only holders of record of the Class A Common Stock and the 6% Convertible Redeemable Preferred Stock at the close of business on March 14, 1997 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

         Stockholders who do not expect to be present at the Annual Meeting are urged to complete, date, sign and return the accompanying proxy in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. You may still vote in person if you decide to attend the Annual Meeting.

         It is important that your shares be voted at the Annual Meeting. Please exercise your right to vote and return a completed form of proxy at your earliest convenience.


                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        LISA A. MACHESNEY
                                        Corporate Secretary





Houston, Texas
March 25, 1997

                          CABOT OIL & GAS CORPORATION
                              15375 Memorial Drive
                             Houston, Texas  77079

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1997

                              GENERAL INFORMATION


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the "Company") of proxies for use at its 1997 Annual Meeting of Stockholders, to be held at The Ritz-Carlton, Houston, Texas, on Tuesday, May 6, 1997, at 10:00 a.m., or any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Lisa A. Machesney, Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

         Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment thereof. Proxies on which no voting instructions are indicated will be voted for the election of the nominees for directors, for ratification of the appointment of Coopers & Lybrand L.L.P., independent certified public accountants, as auditors of the Company for its 1997 fiscal year and in the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

         Only holders of record of the Company's Class A Common Stock, par value $.10 per share ("Common Stock"), and the Company's 6% Convertible Redeemable Preferred Stock ("6% Preferred Stock") as of the close of business on March 14, 1997, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 22,864,686 shares of Common Stock, and 1,134,000 shares of 6% Preferred Stock. Each share of Common Stock is entitled to one vote per share and each share of the 6% Preferred Stock is entitled to 1.739 votes per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. The Proxy Statement and form of Proxy are being first sent or given to security holders on or about March 25, 1997.

         In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions from proposals are treated as votes against the particular proposal. Broker non-votes on proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal.


                                  PROPOSAL I.
                             ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes of directors serving staggered three-year terms. Henry O. Boswell, William R. Esler and Charles P. Siess, Jr. have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2000 and until his successor shall have been elected and shall have qualified. Each nominee is currently a director of the Company. Mr. Siess is also the Chairman of the Board of Directors and the Chief Executive Officer and President of the Company.

         It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of Messrs. Boswell, Esler and Siess for terms of three years. If any one of the nominees is not so available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth below.

CERTAIN INFORMATION REGARDING NOMINEES AND DIRECTORS

         Set forth below, as of March 1, 1997, for each director that will continue to serve after the Annual Meeting and for each nominee for election as a director of the Company, is information regarding his age, position(s) with the Company, membership on committees of the Board of Directors, the period during which he has served as a director and term of office, his business experience during at least the past five years, and other directorships currently held by him.



         ROBERT F. BAILEY
         Age:  64
         Committee Membership: Audit, Safety and Environmental Affairs Director Since: 1994
         Term of Office Expires:  1998
         Business Experience:
             Trans Republic Energy, L.C.
                 President - 1992 to present
             Alta Energy Corporation
                 President - prior to 1992
         Other Directorships:
             Texas Commerce Bank - Midland


         SAMUEL W. BODMAN
         Age:  58
         Committee Membership: Nominations, Compensation (Chairman) Director Since: 1989
         Term of Office Expires:  1999
         Business Experience:
             Cabot Corporation:
                 Chairman of the Board - October 1988 to present
                 President - February 1991 to February 1995
                 and January 1987 to October 1988
                 Chief Executive Officer - February 1988 to present Other Directorships:
             Cabot Corporation
             John Hancock Mutual Life Insurance Company
             Westvaco Corporation
             Security Capital Group Incorporated

         HENRY O. BOSWELL
         Age:  67
         Committee Membership:  Compensation, Audit (Chairman)
         Director Since:  1991
         Term of Office Expires:  1997  (Nominee for Director)
         Business Experience:
             Retired October 1987
             Amoco Production Company
                 President - 1983 to October 1987
             Amoco Corporation
                 Director - 1983 to October 1987
             Amoco Canada Petroleum Ltd.
                 Chairman of the Board - 1983 to October 1987
         Other Directorships:
             ServiceMaster Management Corporation
             Rowan Companies, Inc.



         JOHN G.L. CABOT
         Age:  62
         Committee Memberships: Safety and Environmental Affairs, Nominations (Chairman)
         Director Since:  1989
         Term of Office Expires:  1998
         Business Experience:
             Retired September 1995
             Cabot Corporation
                 Chief Financial Officer - October 1992 to September 1995
                 Vice Chairman of the Board - October 1988 to September 1995 Other Directorships:
             Cabot Corporation
             Eaton Vance Corp.



         WILLIAM R. ESLER
         Age:  71
         Committee Membership: Audit, Safety and Environmental Affairs Director Since: 1992
         Term of Office Expires:  1997  (Nominee for Director)
         Business Experience:
             Retired February 1991
             Southwestern Public Service Company
                 Chairman of the Board and Chief Executive Officer - July 1989 to February 1991
                 President and Chief Executive Officer - January 1989 to July
                 1989
                 President and Chief Operating Officer - 1985 to July 1989 Director - 1985 to 1992

         WILLIAM H. KNOELL
         Age:  72
         Committee Membership:  Audit, Safety and Environmental Affairs
         (Chairman)
         Director Since:  1990
         Term of Office Expires:  1998
         Business Experience:
             Retired September 1989
             Cyclops Industries, Inc.
                 Chairman, President and Chief Executive Officer - 1987 to September 1989
                 Director until April 1992
         Other Directorships:
             DQE Corporation
             Duquesne Light Company



         C. WAYNE NANCE
         Age:  65
         Committee Memberships:  Compensation, Nominations
         Director Since:  1992
         Term of Office Expires:  1998
         Business Experience:
             C. Wayne Nance & Associates, Inc. (petroleum consulting and investments)
                 President - July 1989 to present
             The Mitchell Group
                 Senior Vice President - July 1989 to present
         Other Directorships:
             Matador Petroleum Corporation




         CHARLES P. SIESS, JR.
         Age:  70
         Position: Chairman of the Board, Chief Executive Officer and President Director Since: 1989
         Term of Office Expires: 1997  (Nominee for Director)
         Business Experience:
             Cabot Oil & Gas Corporation
                 Chairman of the Board, Chief Executive Officer and President - May 1995 to present and December 1989 to December 1992
             Bridas S.A.P.I.C. Oil Exploration
                 Consultant and Acting General Manager - January 1993 to
                 January 1994
         Other Directorships:
             Cabot Corporation
             CAMCO, Inc.
             Rowan Companies, Inc.

         WILLIAM P. VITITOE
         Age:  58
         Committee Memberships:  Compensation, Nominations
         Term of Office Expires:  1999
         Business Experience:
             Consultant to Puget Sound Energy, Inc. - February 1997 to present Washington Energy Company
                 Chairman of the Board, Chief Executive Officer and President - January 1994 to February 1997
             ANR Pipeline Company
                 President and Chief Executive Officer - October 1990 to December 1993
         Other Directorships:
             Comerica Bank
             Michigan Mutual/Amerisure


INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held seven meetings during the year ended December 31, 1996. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominations Committee and the Safety and Environmental Affairs Committee. Membership on each committee is listed above. All standing committees are composed entirely of nonemployee directors.

         The Audit Committee annually recommends the independent public accountants to be appointed by the Board of Directors as auditor of the Company and its subsidiaries; the committee also reviews the arrangements for and the results of the auditor's examination of the Company's books and records, internal accounting control procedures, and the internal audit activities and recommendations. It reports to the Board of Directors on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee held three meetings during 1996.

         The Compensation Committee determines the salaries, bonuses and other remuneration of the Company's officers who are also directors, reviews and approves the salaries, bonuses and other remuneration of all other executive officers, and determines the aggregate amount of bonuses and other incentives to be paid pursuant to the Company's incentive compensation program. It administers the Company's Annual Target Cash Incentive Plan, 1994 Long-Term Incentive Plan, Incentive Stock Option Plan and supplemental retirement plans, including the adoption of the rules and regulations therefore and the determination of awards. It also makes recommendations to the Board of Directors with respect to the Company's compensation policy. The Compensation Committee held four meetings during 1996.

         The Nominations Committee considers and proposes nominees for membership on the Board of Directors, including nominations made by stockholders, reviews the composition of the Board of Directors and makes recommendations to the Board of Directors concerning corporate governance. Any stockholder desiring to make a nomination to the Board of Directors should submit such nomination for consideration by the Nominations Committee, including such nominee's qualifications, to Ms. Lisa A. Machesney, Corporate Secretary, Cabot Oil & Gas Corporation, 15375 Memorial Drive, Houston, Texas 77079. The Nominations Committee held one meeting during 1996.

         The Safety and Environmental Affairs Committee reviews the Company's safety and environmental management programs and major hazard analyses. It also reviews the nature of and extent of Company spending from time to time for safety and environmental compliance. It further consults with outside and internal advisors of the Company regarding the management of the Company's safety and environmental programs. The Safety and Environmental Affairs Committee held two meetings during 1996.

    All directors attended 75% or more of the meetings of the Board of Directors and of the committees held while they were members during 1996.

DIRECTOR'S COMPENSATION

         Directors who are not employees of the Company were compensated during 1996 by the payment of a quarterly cash fee of $4,000, plus $1,000 for attendance by them at each Board meeting and $500 for attendance at each
meeting of a committee of which they are a member.   Committee chairmen
received an additional fee of $500 per quarter. Directors are further compensated $500 for attendance at business meetings when so requested by the Chairman of the Board of Directors.

         Nonemployee directors also received nondiscretionary automatic grants of nonqualified options to purchase 10,000 shares of the Common Stock at a price equal to 100% of the fair market value on the date first elected to the Board of Directors under either the 1990 Nonemployee Director Stock Option Plan
or the 1994 Nonemployee Director Stock Option Plan.   In addition, under the
1994 Nonemployee Director Stock Option Plan, nonemployee directors also receive a nondiscretionary automatic grant of a nonqualified option to purchase an additional 5,000 shares of Common Stock upon reelection to a new term of office. Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and committee meetings.


                                  PROPOSAL II.
                      APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, upon recommendation by the Audit Committee, has approved and recommended the appointment of Coopers & Lybrand L.L.P., independent public accountants, as auditors to examine the Company's financial statements for 1997. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the designation of Coopers & Lybrand L.L.P. as auditors of the Company.

         A representative of Coopers & Lybrand L.L.P. is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Annual Meeting. The representative will also have an opportunity to make a statement during the meeting if the representative so desires.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes annual and long-term compensation paid to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as of December 31, 1996 for all services rendered to the Company and its subsidiaries during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                     Annual Compensation              Long-Term Compensation
                                            ------------------------------------    -------------------------
                                                                                             Awards
                                                                                    --------------------------
          Name and                 Year     Salary($)     Bonus     Other Annual     Restricted     Securities     All Other
     Principal Position                                   ($)(1)   Compensation        Stock        Underlying    Compensation
                                                                      ($)(2)          Awards($)     Options(#)       ($)(6)
                                                                                      (3)(4)(5)
-------------------------------------------------------------------------------------------------------------------------------
C.P. Siess, Jr.                    1996     375,000     300,000       24,892         168,750(7)       25,000         9,500
  Chairman of the Board            1995     230,978           0       21,030         133,750(8)      280,000         8,750
  CEO and President                1994           0           0            0               0               0             0

R.R. Seegmiller                    1996     186,667     100,000        8,388          42,188(9)       20,000         7,467
  Executive Vice President,        1995      84,328           0        6,244         108,500(10)      20,000         3,374
  Chief Operating Officer          1994           0           0            0                0              0             0
  and Treasurer

H.B. Whitehead                     1996     170,834      95,000        5,822           40,500(11)     15,000         6,250
  Vice President -                 1995     165,000           0       11,704           41,625         12,000         6,593
  Regional Manager                 1994     161,833           0        1,288                0          9,000         8,273

J.M. Trimble                       1996     158,750      80,000        7,450           30,375(12)     15,000         6,350
  Vice President - Business        1995     150,000           0        6,732           41,625          7,500         6,000
  Development & Engineering        1994     148,667           0        1,631                0          7,500         7,947

G.F. Reiger                        1996     148,750      70,000          823           21,938(13)     12,000         5,950
  Vice President -                 1995     135,000           0          696           41,625         10,500         5,400
  Regional Manager                 1994      72,916           0          868                0          4,000         2,917

1/ No bonuses were paid to the Chief Executive Officer or the four most highly compensated executives in 1994 or 1995.

2/ The amount in this column represents premiums paid on and a tax gross-up for imputed income on executive term life insurance and a tax gross-up on club dues. 1996 premiums paid on and a tax gross-up for imputed income on executive term life insurance represents $15,646, $4,278, $991, $897 and $823 for Messrs. Siess, Seegmiller, Whitehead, Trimble and Reiger, respectively. The tax gross-up on club dues represents $9,246, $4,110, $4,831, $6,553 and $0 for Messrs. Siess, Seegmiller, Whitehead, Trimble and Reiger, respectively.

3/ Unless otherwise indicated, the amount in this column for 1996 and 1995 represents the value of restricted stock grants made to the named executive on February 20, 1997 and November 14, 1995, based on closing market prices on such dates of $16.875 and $13.875, respectively, as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System.

4/ Messrs. Siess, Seegmiller, Whitehead, Trimble and Reiger were granted 10,000, 2,500, 2,400, 1,800 and 1,300 shares of restricted stock, respectively, on February 20, 1997, the restrictions on which lapse in full in two years from the date of grant. These grants are reported with respect to 1996.

5/ Messrs. Seegmiller, Whitehead, Trimble and Reiger were each granted 3,000 shares of restricted stock on November 14, 1995, the restrictions on which lapse 33 1/3% on November 14, 1996 and an additional 33 1/3% on each of the next two anniversaries of such date. These grants are reported with respect to 1995.

6/ The amount in this column represents the Company's contributions to the 401(k) Plan and associated non-qualified agreement on behalf of the named executive.

7/ Mr. Siess holds a total of 60,000 shares of restricted stock as of December 31, 1996, which excludes the 10,000 shares of restricted stock granted on February 20, 1997. The market value (net of purchase price) of the 60,000
    shares at December 31, 1996 was $627,500.   Dividends are paid on 50,000
    shares of restricted stock held, which were purchased for $8 per share in 1990 in connection with the Company's initial public offering.

8/ This amount represents the value of a 10,000 share restricted stock grant made to Mr. Siess on August 3, 1995, based on a closing market price of $13.375 on August 3, 1995, as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System, the restrictions on which lapse in one installment on May 18, 1998.

9/ Mr. Seegmiller holds a total of 7,000 shares of restricted stock as of December 31, 1996, which excludes the 2,500 shares of restricted stock granted on February 20, 1997. The market value of the 7,000 shares at December 31, 1996 was $119,875. No dividends are paid on the restricted stock held.

10/ This amount represents the value of a 5,000 share restricted stock grant made to Mr. Seegmiller on August 3, 1995, based on a closing market price of $13.375 on August 3, 1995, the restrictions on which lapse in one installment on August 3, 1997, and the value of a 3,000 share restricted stock grant made to Mr. Seegmiller on November 14, 1995, based on a closing market price of $13.875 on November 14, 1995.

11/ Mr. Whitehead holds 5,125 shares of restricted stock as of December 31, 1996, which excludes the 2,400 shares of restricted stock granted on February 20, 1997. The market value (net of purchase price) of the 5,125 shares at December 31, 1996 was $62,766. Dividends are paid on 3,125 shares of restricted stock held, which were purchased for $8 per share in 1990 in connection with the Company's initial public offering.

12/ Mr. Trimble holds 14,500 shares of restricted stock as of December 31, 1996, which excludes the 1,800 shares of restricted stock granted on February 20, 1997. The market value (net of purchase price) of the 14,500 shares at December 31, 1996 was $148,313. Dividends are paid on 12,500 shares of restricted stock held, which were purchased for $8 per share in 1990 in connection with the Company's initial public offering.

13/ Mr. Reiger holds 2,000 shares of restricted stock as of December 31, 1996, which excludes the 1,300 shares of restricted stock granted on February 20, 1997. The market value of the 2,000 shares at December 31, 1996 was $34,250. No dividends are paid on the restricted stock held.

OPTION GRANTS IN LAST FISCAL YEAR

         Set forth below is certain information relating to the Company's grants of options during 1996 to the executive officers named in the preceding Summary Compensation Table, including the relative size of each grant, and each grant's exercise price and expiration date. Also included is information relating to the potential realizable value of the options granted, based upon assumed annualized stock value appreciation rates. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                   Individual Grants                                     Potential Realizable
                                                                                    Value at Assumed Annual Rates
                                                                                     of Stock Price Appreciation
                                                                                           for Option Term
-------------------------------------------------------------------------------------------------------------------
                       Number of      Percent of
                      Securities        Total
                      Underlying       Options
                       Options       Granted to     Exercise
     Name              Granted       Employees       Price
                      (#)(1)(2)       in Fiscal     ($/Sh)(3)        Expiration       5% ($)(5)       10% ($)(6)
                                        Year                          Date (4)
-------------------------------------------------------------------------------------------------------------------
C.P. Siess, Jr.        25,000           8.3%        $17.0625        May 16, 2001       $117,938          $260,438

R.R. Seegmiller        20,000           6.6%        $17.0625        May 16, 2001        $94,350          $208,350

H.B. Whitehead         15,000           5.0%        $17.0625        May 16, 2001        $70,763          $156,263

J.M. Trimble           15,000           5.0%        $17.0625        May 16, 2001        $70,763          $156,263

G.F. Reiger            12,000           4.0%        $17.0625        May 16, 2001        $56,610          $125,010
-------------------------------------------------------------------------------------------------------------------

1/ There were no adjustments or amendments during 1996 to the exercise price of stock options previously awarded to any of the named executive officers.

2/ 33 1/3% of each option becomes exercisable on the first anniversary of the date of grant (May 16, 1997) and the remainder of such option becomes exercisable in 33 1/3% increments on each of the next two anniversaries of such date.

3/ Equal to the average of the high and low trading price per share of the Company's Common Stock on the date of grant, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System.

4/ The options permit the exercise price to be paid in cash or by tendering shares of Common Stock. The options permit the withholding of shares, at the discretion of the Compensation Committee, to satisfy tax obligations.

5/ The stock price required to produce this value is $21.78 and would produce a corresponding $107,829,284 increase in total stockholder value based upon 22,857,294 shares of Common Stock outstanding on March 1, 1997.

6/ The stock price required to produce this value is $27.48 and would produce a corresponding $238,115,860 increase in total stockholder value based upon 22,857,294 shares of Common Stock outstanding on March 1, 1997.

AGGREGATED FY-END OPTION VALUES

         Set forth below is supplemental information relating to the number and intrinsic value of stock options held at December 31, 1996 ("FY-End"), by the executive officers named in the preceding Summary Compensation Table. Year-end values are based on the Company's stock price at December 31, 1996, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance. No options were exercised by the individuals named in the Summary Compensation Table during 1996.


                        AGGREGATED FY-END OPTION VALUES


                                  Number of
                                 Securities                     Value of
                                 Underlying                    Unexercised
                                 Unexercised                  In-the-Money
                             Options at FY-End (#)         Options at FY-End ($)
--------------------------------------------------------------------------------
                                 Exercisable/                   Exercisable/
       Name                     Unexercisable                 Unexercisable(1)
--------------------------------------------------------------------------------
  C.P. Siess, Jr.             396,000 / 45,000            $1,008,751 / $37,813

  R.R. Seegmiller              10,000 / 30,000               $37,450 / $38,700

  H.B. Whitehead               41,800 / 27,600               $71,175 / $15,438

  J.M. Trimble                 41,500 / 23,900               $71,456 / $10,001

  G.F. Reiger                   6,166 / 20,334                $6,344 / $13,438
--------------------------------------------------------------------------------

1/ A stock option is considered to be "in-the-money" if the price of the related stock is higher than the exercise price of the option. The closing market price of the Common Stock was $17.125 per share as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System for December 31, 1996.

LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

        Shown below is information with respect to additional long term incentive awards made in 1996 to the executive officers named in the Summary Compensation Table.


             LONG TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR


                                                                  Estimated Future Payouts Under Non-Stock
                                                                             Price-Based Plans
                     Number of Shares,        Performance or     ------------------------------------------
     Name          Units or Other Rights    Other Period until
                         (#)(1)               Maturation or       Threshold(#)    Target(#)    Maximum(#)
                                                Payout(2)
-----------------------------------------------------------------------------------------------------------
C.P. Siess, Jr.            0                       n/a                n/a            n/a           n/a
R.R. Seegmiller          6,500                   3 Years             1,625          6,500         9,750
H.B. Whitehead           5,000                   3 Years             1,250          5,000         7,500
J.M. Trimble             5,000                   3 Years             1,250          5,000         7,500
G.F. Reiger              4,000                   3 Years             1,000          4,000         6,000
-----------------------------------------------------------------------------------------------------------

(1) Performance shares were awarded under the 1994 Long-Term Incentive Plan. Each performance share represents the right to receive, after the end of the performance period, from 0% to 150% of a share of Common Stock, based on the Company's performance. The performance criterion that determines the number of shares of Common Stock of the Company issued per performance share is the relative total shareholder return on the Company's Common Stock as compared to the total shareholder return on the common equity of each company in a specified comparator group of 12 companies. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period plus dividends (on a cumulative reinvested basis). After the end of each performance period, the Company will issue shares with respect to such performance share award for such period based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period, using a specified scale. See "Compensation Committee Report on Executive Compensation - Long Term Incentives".

(2) The performance period began to run on July 1, 1996 and is scheduled to end on June 30, 1999. Unless otherwise determined by the Compensation Committee, if a participant's employment terminates prior to the end of a performance period, no shares of Common Stock shall be issued to such participant.

PENSION PLAN TABLE

      Company employees are covered by the Company's Pension Plan (the "Pension Plan"), a noncontributory defined benefit pension plan that provides benefits based generally upon the employee's compensation levels during the last years of employment. In addition, the Company has entered into agreements to supplement the benefits payable to certain officers to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended. The following table sets forth estimated annual benefits payable for eligible employees (including executive officers) who retire at age 65 under the Pension Plan (and, where applicable, such supplemental agreements) for specified earnings and years of service classification. Amounts shown are for employees (including all persons listed in the Summary Compensation Table) who were not "grandfathered" under the Pension Plan (based on years of service and age) as of September 30, 1988.

                               PENSION PLAN TABLE

--------------------------------------------------------------------------------
  REMUNERATION                           YEARS OF SERVICE
--------------------------------------------------------------------------------
                        15           20          25          30          35
--------------------------------------------------------------------------------
    125,000           26,470       35,294      44,117      52,941      61,764
--------------------------------------------------------------------------------
    150,000           32,095       42,794      53,492      64,191      74,889
--------------------------------------------------------------------------------
    175,000           37,720       50,294      62,867      75,441      88,014
--------------------------------------------------------------------------------
    200,000           43,345       57,794      72,242      86,691     101,139
--------------------------------------------------------------------------------
    225,000           48,970       65,294      81,617      97,941     114,264
--------------------------------------------------------------------------------
    250,000           54,595       72,794      90,992     109,191     127,389
--------------------------------------------------------------------------------
    275,000           60,220       80,294     100,367     120,441     140,514
--------------------------------------------------------------------------------
    300,000           65,845       87,794     109,742     131,691     153,639
--------------------------------------------------------------------------------
    400,000           88,345      117,794     147,242     176,691     206,139
--------------------------------------------------------------------------------
    450,000           99,595      132,794     165,992     199,191     232,389
--------------------------------------------------------------------------------
    500,000          110,845      147,794     184,742     221,691     258,639
--------------------------------------------------------------------------------
    600,000          133,345      177,794     222,242     266,691     311,139
--------------------------------------------------------------------------------

      Compensation under the Pension Plan generally consists of taxable income and 401(k) deferred amounts. The Pension Plan provides for full vesting after five years of service. Benefits are payable for the life of the employee on a single-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. Covered compensation under the Pension Plan in 1996 for the executive officers named in the Summary Compensation Table is the amounts under the "Salary" and "Bonus" columns set forth in such table, together with $16,500 for each of Messrs. Seegmiller, Whitehead, Trimble and Reiger on account of the lapsing of restrictions on restricted stock awards. The Company provides Mr. Siess and Mr. Seegmiller supplemental pension benefits by granting one month's additional service credit for each month of actual service. For purposes of the Pension Plan, including Mr. Siess' and Mr. Seegmiller's supplemental pension benefits, Messrs. Siess, Seegmiller, Whitehead, Trimble and Reiger had 9.00, 3.00, 13.67, 16.25 and 2.58 years of credited service, respectively, as of December 31, 1996. Mr. Siess' benefits shall be offset by the value of pension benefits paid upon his prior termination of service.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION


INTRODUCTION

         The Compensation Committee of the Company's Board of Directors (the "Committee") is comprised of four non-employee directors. The Committee has responsibility for determining the salaries, incentive compensation and other remuneration of the officers of the Company who are also directors and for reviewing and approving the salaries, incentive compensation and other remuneration of all other officers of the Company. The Committee also approves the design of the Company's compensation and benefit plans.

         The foundation of the executive compensation program is based on principles designed to align compensation with business strategy, to create value for the stockholders and to support a performance-based culture throughout the Company. Consistent with these principles, the Committee's compensation policy for executive officers, including the executive officers named in the foregoing tables, is to:

      o Tie total compensation to the performance of the Company, providing both reward and penalty based on the Company's performance, individual performance and Company performance compared to its peers.

      o Comprise a significant amount of the compensation as long-term, at-risk pay to focus management on the long-term interests of the stockholders.

      o Tie a significant portion of the at-risk components of pay to equity-based opportunities to encourage a personal proprietary interest in the Company and to align executives' interests with those of stockholders. The Committee believes this promotes a continuing focus on building stockholder value and profitability.

      o Enhance the Company's ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executives upon whom, in large part, the successful operation and management of the Company depends.

         The Committee also believes that executive compensation should be subject to objective scrutiny. Consequently, the Committee retains the services of an independent consultant, who on a regular basis evaluates the compensation programs and practices for the Company's executive officers against an industry peer group.

COMPONENTS OF COMPENSATION

         The Committee relates total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies. This peer group consists of companies that are in the same industry and are considered by the Committee to be direct competitors for investment dollars in the energy sector of the market. The Committee reviews and approves the selection of the peer companies used for compensation comparison purposes. Currently, the peer group is made up of twelve companies: Anadarko Petroleum Corporation, Apache Corporation, Barrett Resources, Burlington Resources, Inc. (Meridian Oil), Devon Energy Corporation, Enron Oil & Gas Company, The Louisiana Land & Exploration Company, Noble Affiliates, Inc., Oryx Energy Company, Parker & Parsley Petroleum Company, Santa Fe Energy Resources, Inc. and Seagull Energy Corporation.

         The companies chosen for the peer comparator group used for compensation purposes generally are not the same companies which comprise the Dow Jones Secondary Oils Index, shown in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies included in the Dow Jones Secondary Oils Index used for comparing stockholder returns.

         The key elements of the Company's executive compensation program are base salary, annual incentive bonus and long-term incentives. These key elements are addressed separately below. In determining each component of compensation, the Compensation Committee considers competitive data from the peer group of companies for each component of pay and the overall value of the total compensation package. The Committee believes that the total compensation package should be competitive and targeted at the median level of compensation for the peer comparator group but that superior performance should reflect a corresponding increase in value for short and long term incentives.

BASE SALARIES

         The Compensation Committee reviews each executive's base salary annually. Base salaries are targeted at market levels and are adjusted by the Committee to recognize varying levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Base salaries in 1996 for the executive officers named in the Summary Compensation Table as a group were at, or near, the 50th percentile of the predicted competitive market base salary for similar positions in the peer comparator group. Increases to base salaries are driven primarily by individual performance.

         Mr. Siess' base salary of $375,000 per year approximates the 50th percentile of the competitive market for his position. Mr. Siess' base salary for 1996 remained unchanged from 1995. (See Long Term Incentives below.)

ANNUAL INCENTIVE BONUS

         The Annual Target Cash Incentive Plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve corporate business goals and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

         The current measurement criteria used in the Annual Target Cash Incentive Plan are designed to recognize that certain factors which impact performance are controllable, while others are not controllable, and to reward executives for superior performance against those factors which are deemed controllable. In establishing the measurement criteria for 1996, the Committee decided that certain of the performance measures previously used by the Company, such as operating cash flow, were not necessarily appropriate measures of management performance because they could be significantly swayed by commodity prices. As a result, the Committee decided to establish measurement criteria which eliminate the volatility of commodity prices and any other non-controllable items from the equation, while preserving some of the previously used measures as threshold tests.

         A bonus pool is generated under the Annual Target Cash Incentive Plan based on achievement of all of the following threshold tests: (i) annual cash flow for the Company must exceed two times debt service, with debt service including interest, dividends and originally scheduled principal payments; (ii) the Company must achieve 75% or greater performance against its target for annual discretionary cash flow; and (iii) the Company must achieve a 75% or greater replacement ratio for annual reserves. These goals are approved by the Board of Directors each year in conjunction with its approval of the Company's annual business plan.

         If the threshold tests are met, a bonus pool is generated. The size of the bonus pool is determined by measuring each business unit's performance and the total Company performance against the budgeted discretionary cash flow targets adjusted for non-controllable items and non-recurring items. The Committee then has the discretion to adjust the final overall bonus pool for any business unit and the final bonus payment for any participant to reflect its assessment of the unit's and the participant's performance. If a bonus pool is generated based upon achievement of the established Company goals, executives earn bonuses to the extent of the performance of their primary business unit, the Company's overall performance and achievement of individual performance goals. Individual incentive targets are set at market levels which are considered by the Compensation Committee to be appropriate.

         In 1996, the bonus plan funded, with overall Company performance at 102% of its budgeted discretionary cash flow targets adjusted for non-controllable items and non-recurring items. Based upon this performance, and the performance of each business unit, the formula in the bonus plan produced bonuses ranging from 78% to 133% of pre-established bonus targets for the executive officers of the Company, including the executives named in the above tables. The Committee then applied its discretion to recognize that the Company's 1996 financial statement performance surpassed all expectations, that no cash bonuses had been paid to the Company's executive officers in the preceding two years and that the competitive data showed the peer company comparators paying far in excess of established bonus targets for 1996 performance. This resulted in the Committee's decision to award cash bonus payments ranging from 128% to 170% of the pre-established bonus targets to the executive officers of the Company, including the executive officers named in the tables above. To encourage the retention of the executive officers and the other participants in the annual incentive program, the Committee also approved a restricted stock grant as part of the award for 1996 performance. The restricted stock award consists of a grant of Common Stock, the restrictions on which generally lapse in full in two years from the date of grant. The restricted stock will be forfeited if, during the two year restrictive period, the executive leaves the Company for any reason other than retirement, termination without cause, death or disability. Mr. Siess received a cash bonus of $300,000 and a restricted stock award of 10,000 shares of the Company's Common Stock, subject to certain conditions. (For a discussion of the restricted stock awards made in conjunction with the 1996 annual incentive program, see Long Term Incentives below.)

LONG TERM INCENTIVES

         In 1996, the Company used three types of awards to provide long term incentives to executives: stock options, performance shares and restricted stock. The Committee places greater emphasis on stock options as long term incentive awards for key executives, but also believes that performance shares should be made to those individuals who have a direct impact on the Company's profitability. The Company used restricted stock awards in association with the Company's Annual Target Cash Incentive Plan for 1996 performance.

         Stock options are granted under the 1994 Long-Term Incentive Plan at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

         The size of stock option grants is based primarily on competitive practice and is generally targeted to be at the 50th percentile of option values granted by the peer companies. The Committee does not typically consider the amount of options previously granted and outstanding when determining the size of option grants to executive officers. The Committee's objective is to deliver a competitive award opportunity based on the dollar value of the award granted. As a result, the number of shares underlying stock option awards is dependent on the stock price on the date of grant.

         Performance shares, a form of stock award, are granted to executives under the 1994 Long-Term Incentive Plan. Each grant of performance shares has a three-year performance period, which runs from July 1 of the initial year of the performance period to June 30 of the third succeeding year.

         Each performance share represents the right to receive, after the end of the performance period, from 0% to 150% of a share of Common Stock, based on the Company's performance. The performance criterion that determines the number of shares of Common Stock of the Company issued per performance share is the relative total shareholder return on the Company's Common Stock as compared to the total shareholder return on the common equity of each company in the comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period plus dividends (on a cumulative reinvested basis). The comparator group for the performance shares is the peer group listed previously under Components of Compensation. If any member of the comparator group ceases to have publicly traded common stock, it will be removed from the comparator group for purposes of computing shareholder return.

         After the end of each performance period, the Company will issue shares of Common Stock in respect of each performance share award for such period based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:


               COMPANY                                   PERCENT
          RELATIVE PLACEMENT                       PERFORMANCE SHARES
          ----------------                         ------------------
                  1 (highest) .........................    150%
                  2  ..................................    140%
                  3  ..................................    130%
                  4  ..................................    120%
                  5  ..................................    110%
                  6  ..................................    100%
                  7  ..................................     75%
                  8  ..................................     50%
                  9  ..................................     25%
                  10 ..................................      0%
                  11 ..................................      0%
                  12 ..................................      0%
                  13 (lowest)..........................      0%

         If a participant is not an employee on the last day of the relevant performance period, no shares of Common Stock shall be issued in respect of the participant's performance share award unless otherwise determined by the Compensation Committee. Prior to the issuance of shares of Common Stock in respect of a performance share award, the participant has no right to vote or receive dividends on such shares. Each award of performance shares may not be assigned or transferred except by will or the laws of descent and distribution. In the event the Company ceases to have publicly traded common stock as a result of a business combination or other extraordinary transaction, the performance period for each outstanding performance share award shall be terminated effective upon the date of such cessation.

         The Company's stock options and performance share provisions are intended to constitute "qualified performance based compensation" as defined under Section 162(m) of the Code, with the effect that the deduction disallowance of Section 162(m) of the Code should not be applicable to compensation paid to covered employees under the stock options or the performance share provisions. It is the Committee's intent that the majority of long term incentive awards will qualify under Section 162(m) of the Internal Revenue Code.

         Restricted stock awards are granted under the 1994 Long-Term Incentive Plan. The Company's restricted stock awards to executives with respect to 1996 consist of grants of Common Stock, the restrictions on which generally lapse in full in two years from the date of grant. The restricted stock will be forfeited if, during the two year restrictive period, the executive leaves the Company for any reason other than retirement, termination without cause, death or disability. Prior to the lapse of such restrictions, the participant has no right to vote or receive dividends on such shares. The restricted stock award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change in Control (as defined), the restrictive period shall lapse and a stock certificate representing the shares of restricted stock shall be issued to the executive. In the event of any merger, reorganization, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Company affecting the shares of restricted stock, the number of shares of restricted stock shall be equitably adjusted by the Compensation Committee to prevent dilution or enlargement of rights. In determining the size of the restricted stock awards to the executives of the Company, the Committee set the value of the awards at 50% of the formula calculated cash bonus under the measurement criteria established for the 1996 annual incentive program.

         In 1996 Mr. Siess was granted an option to purchase 25,000 shares of Common Stock with an exercise price of $17.0625. These options were granted to Mr. Siess in lieu of a salary adjustment and in recognition of his extended tenure with the Company beyond that which was contemplated when he rejoined the Company in May 1995. Mr. Siess was also granted a 10,000 share restricted stock award in association with the Company's 1996 annual incentive program. Mr. Siess did not receive a performance share award during 1996.

CONCLUSION

         The Committee believes these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

         We will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

                                        Compensation Committee



                                        Samuel W. Bodman, Chairman
                                        Henry O. Boswell
                                        C. Wayne Nance
                                        William P. Vititoe


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

         No member of the Compensation Committee was, during 1996, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 1996, the Company had no Compensation Committee interlocks.


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

       Mr. Samuel W. Bodman, a Director of the Company, filed one Form 4 after the required due date, disclosing the distribution of 950 shares of Common Stock from a trust of which he is a trustee to the beneficiaries in accordance with the distribution provisions of the trust. Under Commission rules, Mr. Bodman was deemed to be the indirect beneficial holder of such shares.


                             CERTAIN OTHER MATTERS

         On February 10, 1997, Washington Energy Company and Puget Sound Power & Light Company merged to form Puget Sound Energy, Inc. ("Puget"). As a result of the merger, Puget is the holder of 2,133,000 shares of Common Stock and 1,134,000 shares of the Company's 6% Convertible Redeemable Preferred Stock (convertible into 1,972,174 shares of Common Stock), all of which were previously held by Washington Energy Company. Mr. William P. Vititoe, a member of the Company's Board of Directors, is a consultant to Puget and was formerly an officer and director of Washington Energy Company.

         The Company sells approximately 20% of its natural gas production in the Western Region to a cogeneration plant located in Bellingham, Washington and owned by Encogen Northwest, L.P. ("Encogen") under a gas sales contract containing a fixed price that escalates annually, a firm delivery arrangement and a term continuing through June 30, 2008. Encogen sells all the electrical power generated in the plant to Puget under an Agreement for Firm Power Purchase ("Power Agreement"). The Company is aware that a dispute has arisen between Puget and Encogen over the appropriate interpretation of certain provisions of the Power Agreement, which dispute is currently being litigated. Puget has requested the court, among other matters, to declare that Encogen is in material breach of the Power Agreement. A finding by the court that Encogen is in material breach of the Power Agreement could lead to termination of the Power Agreement. Any restructuring or termination of the Power Agreement may have a negative impact on the Company's gas sales arrangement with Encogen. Encogen has requested that the Company consider restructuring its gas sales arrangement with Encogen. To date the Company has been unwilling to restructure its gas sales agreement without being fully compensated for the agreement's value.


                             EMPLOYMENT AGREEMENTS
                       AND CHANGE IN CONTROL ARRANGEMENTS

         In 1995 the Company entered into Change in Control Agreements (the "Agreements") with the current executive officers named in the Summary Compensation Table other than Mr. Siess, and with three other officers of the Company. The Agreements are intended to encourage such employees to remain in the employ of and to carry out their duties with the Company. The term of the Agreements is initially three years from November 3, 1995, subject to automatic one-year extensions on the second and each subsequent anniversary thereof unless prior to such anniversary the Company gives written notice that the term shall not be so extended. The Agreements provide that in the event of a change in control, such individuals will receive certain benefits in the event of a termination of their employment within two years of such change in control. A "change in control" is generally defined as occurring if (i) any "person" becomes the "beneficial owner", directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, (ii) during any 12-month period, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by the vote of at least a majority of the directors then still in office who were directors at the beginning of the period or (iii) the Company sells or otherwise disposes of, in one transaction or a series of transactions, in a single 12-month period, assets or properties of the Company representing 50% or more of the total proved reserves (on a volumetric basis) of the Company as of the beginning of such 12-month period. Benefits are provided under the Agreements unless such termination of employment is (i) for cause (as defined in the Agreements), (ii) voluntary by the executive and does not constitute a constructive termination without cause (as defined in the Agreements), or (iii) because of the death or disability of the executive.

         Generally, benefits payable under the terms of the Agreements include
(i) a lump-sum cash payment equal to three times the sum of (a) base salary in effect immediately prior to the change in control or, if greater, immediately prior to the executive's termination and (b) the greater of (1) 80% of the executive's target bonus with respect to the fiscal year during which the change in control occurred or, if greater, the fiscal year during which the executive's termination occurred or (2) the executive's actual bonus paid in the fiscal year immediately preceding the change in control, (ii) payment with respect to any performance shares granted to the executive, such payment to be prorated based on actual service completed at the time of the executive's termination, and valued according to the percentage of goal attainment on the date of termination, (iii) immediate vesting and exercisability of all of the executive's options to purchase securities of the Company, (iv) immediate vesting and lapse of restrictions on any restricted stock grants outstanding at the time of the executive's termination, (v) subject to the payment of the applicable premiums, continued medical, dental and life insurance coverage for three years following the date of the executive's termination, (vi) effective crediting of an additional three years of service in the Company's retirement plans in which the executive is participating at the time of the change in control and (vii) outplacement assistance in an amount not to exceed 15% of the executive's base salary in effect on the date of a change in control (the "Termination Benefits"). In the event the excise tax relating to Section 280G of the Code applies to payments by the Company, the Company will make an additional payment to the executive in an amount such that after payment of income taxes (but not the excise tax) on such additional payment, the executive retains an amount equal to the excise tax originally imposed. No payments have been made under the Agreements.

         The Company has entered into both an employment agreement and a Change in Control Agreement with Mr. Ray R. Seegmiller, Executive Vice President, Chief Operating Officer and Treasurer of the Company. The employment agreement provides that if Mr. Seegmiller terminates his employment for good reason (as defined in the agreement) or the Company terminates his employment for any reason other than cause (as defined in the agreement) prior to August 1, 1996, Mr. Seegmiller shall receive his base salary through July 31, 1997, as well as continuation of all applicable benefit programs. If such termination occurs after August 1, 1996, Mr. Seegmiller shall receive 12 months of base salary, as well as continuation of all applicable benefit programs. Additionally, if such termination occurs, Mr. Seegmiller's option to purchase 20,000 shares of Common Stock will immediately vest and be exercisable and the restrictions on 5,000 shares of restricted stock will immediately lapse. Under the terms of Mr. Seegmiller's Change in Control Agreement, in the event of a termination, Mr. Seegmiller will be required to elect between receiving the Termination Benefits or the amounts payable to Mr. Seegmiller under his employment agreement.


                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The following graph compares the Common Stock ("COG") performance with the performance of the Standard & Poor's 500 Stock Index and the Dow Jones Secondary Oils-US Index for the period December 1991 through December 1996.
The graph assumes that the value of the investment in the Company's Common Stock and in each index was $100 on December 31, 1991 and that all dividends were reinvested.

                                   [GRAPH]

--------------------------------------------------------------------------------
                       Dec-91    Dec-92    Dec-93    Dec-94    Dec-95    Dec-96
--------------------------------------------------------------------------------
S&P500                  100       105       112       110       148       178
--------------------------------------------------------------------------------
COG                     100       146       172       118       119       140
--------------------------------------------------------------------------------
DJ Secondary Oils-US    100        98       106       100       113       137
--------------------------------------------------------------------------------

           BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

         The following table reports beneficial ownership of Common Stock by holders of more than five percent of any class of the Company's voting securities. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Securities and Exchange Commission (the "Commission").


        NAME AND ADDRESS OF                      NUMBER OF SHARES     PERCENT OF
        BENEFICIAL OWNER                         OF COMMON STOCK         CLASS
                                                      OWNED
        -------------------                      ----------------     ----------
Harvard Private Capital Realty, Inc. . . . . . .  1,648,664(1)           6.7%(1)
    c/o  Harvard Management Company, Inc.
    600 Atlantic Avenue
    Boston, MA  02210

NewSouth Capital Management, Inc.  . . . . . . .  1,963,165(2)           8.6%
    1000 Ridgeway Loop Road, Suite 233
    Memphis, TN  38120

Puget Sound Energy, Inc. . . . . . . . . . . . .  4,105,174(3)          16.6%(3)
    411 108th Avenue, N.E.
    Bellevue, WA  98009-5515

The Prudential Insurance Company . . . . . . . .  1,619,700(4)           7.1%
    of America
    751 Broad Street
    Newark, NJ  07102

Vanguard/Windsor Fund, Inc.  . . . . . . . . . .  2,255,200(5)           9.9%
    Post Office Box 2600
    Valley Forge, PA  19482

Wellington Management Company, LLP . . . . . . .  2,656,073(6)          11.7%
    75 State Street
    Boston, MA  02109
-------------

(1) According to Amendment No. 1 to a Schedule 13G, dated February 13, 1996, filed with the Commission by Harvard Private Capital Realty, Inc., the shares consist of shares issuable upon the conversion of 692,439 shares of $3.125 Convertible Preferred Stock (100% of the series) currently owned.

(2) According to Amendment No. 2 to a Schedule 13G, dated February 12, 1997, filed with the Commission by NewSouth Capital Management, Inc., it has shared voting power over 116,000 of these shares and sole dispositive power over all of these shares.

(3) Consists of 2,133,000 shares of Common Stock currently owned and 1,972,174 shares of Common Stock issuable upon conversion of 1,134,000 shares of 6% Preferred Stock (100% of the series) currently owned. On May 2, 1994, the Company and Washington Energy Company ("WECO") completed the transaction to merge a subsidiary of the Company and Washington Energy Resources Company ("WERCO"), a subsidiary of WECO. The Company issued to WECO 2,133,000 shares of Common Stock and 1,134,000 shares of 6% Preferred Stock in exchange for the capital stock of WERCO. The 6% Preferred Stock is entitled to 1.739 votes for each share and votes together with the Common Stock on all matters to be voted on by the holders of the Common Stock, with certain exceptions when voting as a class is required.

    As a part of the transaction, WECO was initially entitled to nominate two persons (Messrs. Bailey and Vititoe) to serve on the Company's Board of Directors. On February 10, 1997 WECO merged with Puget Sound Power & Light Company to form Puget Sound Energy, Inc.

(4) According to Amendment No. 4 to a Schedule 13G, dated January 27, 1997, filed with the Commission by The Prudential Insurance Company of America, it has shared voting power over 643,600 of these shares and shared dispositive power over 654,300 of these shares.

(5) According to Amendment No. 5 to a Schedule 13G, dated February 7, 1997, filed with the Commission by Vanguard/Windsor Fund, Inc., it has sole voting power and shared dispositive power over these shares. Wellington Management Company shares beneficial ownership over all of these shares with, and is the investment advisor to, Vanguard/Windsor Fund, Inc. See Note (6) below.

(6) According to Amendment No. 7 to a Schedule 13G, dated January 24, 1997, filed with the Commission by Wellington Management Company, LLP, it has no voting power over all of these shares and shared dispositive power over all of these shares. This amount includes the 2,255,200 shares beneficially owned by the Vanguard/Windsor Fund, Inc. See Note (5) above.


            BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table reports, as of March 1, 1997, beneficial ownership of Common Stock by each current director of the Company, by each current executive officer listed in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. All ownership information is based upon filings made by such persons with the Commission.

                                                       Number of Shares
                                                          of Common               Percent
        Name of Beneficial Owner                         Stock Owned              of Class
------------------------------------------------     -------------------        -------------
Robert F. Bailey . . . . . . . . . . . . . . . .         8,834    1/                 *
Samuel W. Bodman . . . . . . . . . . . . . . . .       155,685    2/                 *
Henry O. Boswell . . . . . . . . . . . . . . . .        17,334    3/                 *
John G.L. Cabot  . . . . . . . . . . . . . . . .       247,571    4/                 1.1%
William R. Esler . . . . . . . . . . . . . . . .        14,334    5/                 *
William H. Knoell  . . . . . . . . . . . . . . .        12,667    6/                 *
C. Wayne Nance . . . . . . . . . . . . . . . . .        11,667    7/                 *
William P. Vititoe.  . . . . . . . . . . . . . .         6,667    8/                 *
Charles P. Siess, Jr.  . . . . . . . . . . . . .       466,615    9/ 15/             2.0%
Ray R. Seegmiller  . . . . . . . . . . . . . . .        21,500    10/ 14/ 15/        *
H. Baird Whitehead . . . . . . . . . . . . . . .        51,713    11/ 14/ 15/        *
James M. Trimble . . . . . . . . . . . . . . . .        60,612    12/ 14/ 15/        *
Gerald F. Reiger   . . . . . . . . . . . . . . .        11,409    13/ 14/ 15/        *
All directors and executive officers as a group
    (16 individuals) . . . . . . . . . . . . . .     1,127,005    16/                4.9%

----------------

*    Represents less than 1% of the outstanding Common Stock.

1/ Includes 8,334 shares purchasable upon the exercise of options within 60 days.

2/ Includes 10,000 shares purchasable upon the exercise of options within 60 days.

3/ Includes 13,334 shares purchasable upon the exercise of options within 60 days.

4/ Includes 1,782 shares held by Mr. Cabot's spouse and 114,292 shares held by various trusts in which Mr. Cabot serves as co-trustee, as to all of which Mr. Cabot shares voting and investment power; Mr. Cabot disclaims beneficial ownership of such shares. Also includes 11,667 shares purchasable upon the exercise of options within 60 days.

5/ Includes 10,334 shares purchasable upon the exercise of options within 60 days.

6/ Includes 12,667 shares purchasable upon the exercise of options within 60 days.

7/ Includes 11,667 shares purchasable upon the exercise of options within 60 days.

8/ Includes 6,667 shares purchasable upon the exercise of options within 60 days.

9/ Includes 396,000 shares purchasable upon the exercise of options within 60 days. Also includes 10,000 shares of restricted stock, the restrictions on which lapse May 18, 1998; Mr. Siess has no voting or investment power with respect to these shares during the restriction period.

10/ Includes 10,000 shares purchasable upon the exercise of options within 60 days. Also includes 5,000 shares of restricted stock, the restrictions on which lapse August 3, 1997; Mr. Seegmiller has no voting or investment power with respect to these shares during the restriction period.

11/ Includes 1,309 shares held in the Company's Savings Investment Plan as to which Mr. Whitehead shares voting and investment power and 41,800 shares purchasable upon the exercise of options within 60 days.

12/ Includes 1,812 shares held in the Company's Savings Investment Plan as to which Mr. Trimble shares voting and investment power and 41,500 shares purchasable upon the exercise of options within 60 days.

13/ Includes 943 shares held in the Company's Savings Investment Plan as to which Mr. Reiger shares voting and investment power and 6,166 shares purchasable upon the exercise of options within 60 days.

14/ Includes 3,000 shares of restricted stock granted to each of Messrs.
    Seegmiller, Whitehead, Trimble and Reiger, respectively, the restrictions on which lapse 33 1/3% on November 14, 1996 and lapse on an additional 33 1/3% on each of the next two one-year anniversaries of such date. Messrs. Seegmiller, Whitehead, Trimble and Reiger have no voting or investment power with respect to these shares during the restriction period.

15/ Includes 10,000, 2,500, 2,400, 1,800 and 1,300 shares of restricted stock granted to Messrs. Siess, Seegmiller, Whitehead, Trimble and Reiger, respectively, on February 20, 1997, the restrictions on which lapse on February 20, 1999. Messrs. Siess, Seegmiller, Whitehead, Trimble and Reiger have no voting or investment power with respect to these shares during the restriction period.

16/ Includes 5,318 shares held in the Company's Savings Investment Plan as to which the executive officers share voting and investment power and 619,619 shares purchasable by the executive officers and directors upon the exercise of options within sixty days. Also includes 52,660 shares of restricted stock granted to the executive officers, the restrictions on 5,453 shares of which have lapsed. See also Notes 1-15 above.


                          FUTURE STOCKHOLDER PROPOSALS

         Any stockholder proposal intended for inclusion in the proxy statement for the 1998 Annual Meeting of Stockholders of the Company, and otherwise eligible, should be sent to Ms. Lisa A. Machesney, Secretary, Cabot Oil & Gas Corporation, 15375 Memorial Drive, Houston, Texas 77079 and must be received by November 28, 1997.

  The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the Bylaws require advance written notice be delivered to the Company's Secretary at the principal executive offices of the Company not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the anniversary of the preceding year's annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). To be valid, a notice must set forth certain information specified in the Bylaws.

                            SOLICITATION OF PROXIES

         The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, by telephone and by telegraph. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.


                                 MISCELLANEOUS

         The Company's management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.


                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        LISA A. MACHESNEY
                                        Corporate Secretary


March 25, 1997

                                  DETACH HERE



                          CABOT OIL & GAS CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
 P                                MAY 6, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 R
         The undersigned acknowledges receipt of the notice of Annual Meeting
 O of Stockholders and the Proxy Statement, each dated March 25, 1997, and appoints Lisa A. Machesney and Scott C. Schroeder, or either of them,
 X proxies for the undersigned, with power of substitution, to vote all of the undersigned's shares of common stock of Cabot Oil & Gas Corporation
 Y at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Hotel in Houston, Texas at 10:00 a.m., local time, on May 6, 1997, and at any adjournments or postponements thereof.

        THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO
     ITEM 3.

             THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

                                                                  -----------
                                                                  SEE REVERSE
                CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
                                                                  -----------

                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1 AND 2.

    1.  ELECTION OF DIRECTORS (check one box only):

    NOMINEES:  Charles P. Siess, Jr., Henry O. Boswell and William R. Esler

               FOR      WITHHELD      [ ] ______________________________________
               [ ]        [ ]             For all nominees except as noted above

    2. Ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants.

                  FOR               AGAINST              ABSTAIN
                  [ ]                 [ ]                  [ ]

    3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

                                          MAKE HERE FOR
                                          ADDRESS CHANGE    [ ]
                                          AND NOTE AT LEFT

                                          Please date this proxy and sign your
                                          name exactly as it appears hereon. In
                                          the case of one or more joint owners,
                                          each joint owner should sign. If
                                          signing as executor, trustee,
                                          guardian, attorney, or any other
                                          representative capacity, or as an
                                          officer of a corporation, please
                                          indicate your full title as such.



Signature: __________________________________  Date: __________________________

Signature: __________________________________  Date: __________________________